                                                                    EXHIBIT 99.1




                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN

                   FIRST BANKING COMPANY OF SOUTHEAST GEORGIA

                                       AND

                               WAYNE BANCORP, INC.


                          Dated as of November 30, 1998

                                TABLE OF CONTENTS


LIST OF EXHIBITS.............................................................V



AGREEMENT AND PLAN OF MERGER.................................................1



ARTICLE 1.        TRANSACTIONS AND TERMS OF THE MERGER.......................1

   1.1   MERGER..............................................................1
   1.2   TIME AND PLACE OF CLOSING...........................................1
   1.3   EFFECTIVE TIME......................................................2



ARTICLE 2.        TERMS OF MERGER............................................2

   2.1   ARTICLES OF INCORPORATION...........................................2
   2.2   BYLAWS..............................................................2
   2.3   DIRECTORS AND OFFICERS..............................................2



ARTICLE 3.        MANNER OF CONVERTING SHARES................................3

   3.1   CONVERSION OF SHARES................................................3
   3.2   ANTI-DILUTION PROVISIONS............................................3
   3.3   SHARES HELD BY WAYNE OR FIRST BANKING...............................3
   3.4   DISSENTING SHAREHOLDERS.............................................3
   3.5   FRACTIONAL SHARES...................................................4



ARTICLE 4.        EXCHANGE OF SHARES.........................................4

   4.1   EXCHANGE PROCEDURES.................................................4
   4.2   RIGHTS OF FORMER SHAREHOLDERS OF WAYNE..............................5



ARTICLE 5.        REPRESENTATIONS AND WARRANTIES OF WAYNE....................5

   5.1   ORGANIZATION, STANDING, AND POWER...................................6
   5.2   AUTHORITY OF WAYNE; NO BREACH BY AGREEMENT..........................6
   5.3   CAPITAL STOCK.......................................................7
   5.4   WAYNE SUBSIDIARIES..................................................7

   5.5   SEC FILINGS; FINANCIAL STATEMENTS...................................8
   5.6   ABSENCE OF UNDISCLOSED LIABILITIES..................................8
   5.7   ABSENCE OF CERTAIN CHANGES OR EVENTS................................9
   5.8   TAX MATTERS.........................................................9
   5.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES.................................10
   5.10     ASSETS..........................................................10
   5.11     INTELLECTUAL PROPERTY...........................................11
   5.12     ENVIRONMENTAL MATTERS...........................................11
   5.13     COMPLIANCE WITH LAWS............................................12
   5.14     LABOR RELATIONS.................................................13
   5.15     EMPLOYEE BENEFIT PLANS..........................................13
   5.16     MATERIAL CONTRACTS..............................................15
   5.17     LEGAL PROCEEDINGS...............................................16
   5.18     REPORTS.........................................................16
   5.19     STATEMENTS TRUE AND CORRECT.....................................16
   5.20     ACCOUNTING, TAX AND REGULATORY MATTERS..........................17
   5.21     CHARTER PROVISIONS..............................................17
   5.22      BOARD RECOMMENDATION...........................................17
   5.23     Y-2K............................................................17



ARTICLE 6.        REPRESENTATIONS AND WARRANTIES OF FIRST BANKING...........17

   6.1   ORGANIZATION, STANDING, AND POWER..................................17
   6.2   AUTHORITY OF FIRST BANKING; NO BREACH BY AGREEMENT.................18
   6.3   CAPITAL STOCK......................................................19
   6.4   FIRST BANKING SUBSIDIARIES.........................................19
   6.5   SEC FILINGS, FINANCIAL STATEMENTS..................................20
   6.6   ABSENCE OF UNDISCLOSED LIABILITIES.................................20
   6.7   ABSENCE OF CERTAIN CHANGES OR EVENTS...............................21
   6.8   TAX MATTERS........................................................21
   6.9   ALLOWANCE FOR POSSIBLE LOAN LOSSES.................................22
   6.10     ASSETS..........................................................22
   6.11     INTELLECTUAL PROPERTY...........................................23
   6.12     ENVIRONMENTAL MATTERS...........................................24
   6.13     COMPLIANCE WITH LAWS............................................24
   6.14     LABOR RELATIONS.................................................25
   6.15     EMPLOYEE BENEFIT PLANS..........................................25
   6.16     MATERIAL CONTRACTS..............................................27
   6.17     LEGAL PROCEEDINGS...............................................28
   6.18     REPORTS.........................................................28
   6.19     STATEMENTS TRUE AND CORRECT.....................................28
   6.20     ACCOUNTING, TAX AND REGULATORY MATTERS..........................29
   6.21     CHARTER PROVISIONS..............................................29
   6.22      BOARD RECOMMENDATION...........................................29
   6.23     Y2K.............................................................29


ARTICLE 7.        CONDUCT OF BUSINESS PENDING CONSUMMATION..................29

   7.1   AFFIRMATIVE COVENANTS OF WAYNE.....................................29
   7.2   NEGATIVE COVENANTS OF WAYNE........................................30
   7.3   AFFIRMATIVE COVENANTS OF FIRST BANKING.............................32
   7.4   NEGATIVE COVENANTS OF FIRST BANKING................................32
   7.5   ADVERSE CHANGES IN CONDITION.......................................32
   7.6   REPORTS............................................................32



ARTICLE 8.        ADDITIONAL AGREEMENTS.....................................32

   8.1   REGISTRATION STATEMENT.............................................32
   8.2   NASDAQ LISTING.....................................................33
   8.3   SHAREHOLDER APPROVAL...............................................33
   8.4   APPLICATIONS.......................................................33
   8.5   FILINGS WITH STATE OFFICES.........................................33
   8.6   AGREEMENT AS TO EFFORTS TO CONSUMMATE..............................33
   8.7   INVESTIGATION AND CONFIDENTIALITY..................................34
   8.8   PRESS RELEASES.....................................................34
   8.9   CERTAIN ACTIONS....................................................35
   8.10     ACCOUNTING AND TAX TREATMENT....................................35
   8.11     CHARTER PROVISIONS..............................................35
   8.12     AGREEMENTS OF AFFILIATES........................................35
   8.13     EMPLOYEE BENEFITS AND CONTRACTS.................................36
   8.14     INDEMNIFICATION.................................................36



ARTICLE 9.        CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE.........37

   9.1   CONDITIONS TO OBLIGATIONS OF EACH PARTY............................37
   9.2   CONDITIONS TO OBLIGATIONS OF FIRST BANKING.........................39
   9.3   CONDITIONS TO OBLIGATIONS OF WAYNE.................................40



ARTICLE 10.       TERMINATION...............................................41

   10.1     TERMINATION.....................................................41
   10.2     EFFECT OF TERMINATION...........................................42
   10.3     NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS...................42



ARTICLE 11.       MISCELLANEOUS.............................................42

   11.1     DEFINITIONS.....................................................42
   11.2     EXPENSES........................................................49
   11.3     BROKERS AND FINDERS.............................................50
   11.4     ENTIRE AGREEMENT................................................50

   11.5     AMENDMENTS......................................................50
   11.6     WAIVERS.........................................................51
   11.7     ASSIGNMENT......................................................51
   11.8     NOTICES.........................................................51
   11.9     GOVERNING LAW...................................................52
   11.10    COUNTERPARTS....................................................52
   11.11    CAPTIONS, ARTICLES AND SECTIONS.................................52
   11.12    INTERPRETATIONS.................................................52
   11.13    ENFORCEMENT OF AGREEMENT........................................52
   11.14    SEVERABILITY....................................................53

                                LIST OF EXHIBITS


EXHIBIT
NUMBER        DESCRIPTION
-------       -----------
    1.        Form of Agreement of Affiliates of Wayne Bancorp, Inc.
              (ss. 8.12, ss. 9.2(f)).

    2.        Form of Claims Letter (ss. 9.2(g)).

                          AGREEMENT AND PLAN OF MERGER


         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and entered into as of November 30, 1998, by and between FIRST BANKING COMPANY OF SOUTHEAST GEORGIA ("FIRST BANKING"), a Georgia corporation located in Statesboro, Georgia, and WAYNE BANCORP, INC.("WAYNE"), a Georgia corporation located in Jesup, Georgia.

                                    PREAMBLE

         The respective Boards of Directors of WAYNE and FIRST BANKING are of the opinion that the transactions described herein are in the best interests of the Parties to this Agreement and their respective shareholders. This Agreement provides for the acquisition of WAYNE by FIRST BANKING, pursuant to the merger of WAYNE with and into FIRST BANKING. At the effective time of such merger, the outstanding shares of the capital stock of WAYNE shall be converted into the right to receive shares of the common stock of FIRST BANKING (except as provided herein). As a result, shareholders of WAYNE shall become shareholders of FIRST BANKING, and FIRST BANKING shall conduct the business and operations of WAYNE. The transactions described in this Agreement are subject to (a) approval of the shareholders of WAYNE, (b) approval of the Georgia Department of Banking and Finance, (c) approval of the Board of Governors of the Federal Reserve, and (d) satisfaction of certain other conditions described in this Agreement. It is the intention of the Parties to this Agreement that the merger, for federal income tax purposes, shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and, for accounting purposes, shall qualify for treatment as a pooling of interests.

         Certain terms used in this Agreement are defined in Section 11.1 hereof.

         NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the Parties agree as follows:


                                   ARTICLE 1.
                      TRANSACTIONS AND TERMS OF THE MERGER

     1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, WAYNE will merge with and into FIRST BANKING in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in
Section 14-2-1106 of the GBCC (the "Merger"). FIRST BANKING shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of WAYNE and FIRST BANKING, as set forth herein.

     1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

     1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the earliest date on which the shareholders of WAYNE have approved this Agreement to the extent such approval is required by applicable Law; provided, however, that the date of the Effective Time shall not extend past the termination date set forth in ss. 10.1(e) hereof.


                                   ARTICLE 2.
                                 TERMS OF MERGER

     2.1 ARTICLES OF INCORPORATION. The Articles of Incorporation of FIRST BANKING in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

     2.2 BYLAWS. The Bylaws of FIRST BANKING in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

     2.3 DIRECTORS AND OFFICERS.

         (a) The directors of the Surviving Corporation shall be (i) the directors of FIRST BANKING immediately prior to the Effective Time and (ii) J. Ashley Dukes, together with such additional persons as may thereafter be elected. Such persons shall serve as the directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

         (b) The executive officers of the Surviving Corporation shall be (i) the executive officers of the Surviving Corporation immediately prior to the Effective Time and (ii) such additional persons as may thereafter be elected. Such persons shall serve as the executive officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation.

                                   ARTICLE 3.
                           MANNER OF CONVERTING SHARES

     3.1 CONVERSION OF SHARES. Subject to the provisions of this Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of WAYNE, or the shareholders of the foregoing, the shares of WAYNE shall be converted as follows:

         (a) Each share of capital stock of FIRST BANKING issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

         (b) Each share of WAYNE Common Stock (excluding shares held by any WAYNE Entity or any FIRST BANKING Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.57024 shares of FIRST BANKING Common Stock (the "Exchange Ratio").

         (c) Each warrant to acquire shares of WAYNE Common Stock not exercised prior to the Effective Time shall be forfeited.

     3.2 ANTI-DILUTION PROVISIONS. In the event FIRST BANKING changes the number of shares of FIRST BANKING Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) and prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted.

     3.3 SHARES HELD BY WAYNE OR FIRST BANKING. Each of the shares of WAYNE Common Stock held by any WAYNE Entity or by any FIRST BANKING Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

     3.4 DISSENTING SHAREHOLDERS. Any holder of shares of WAYNE Common Stock who perfects his dissenters' rights in accordance with and as contemplated by
Article 13, Part 2 of Title 14 of the GBCC, shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to FIRST BANKING the certificates or certificates representing the shares for which payment is being made. In the event that after the Effective Time, a dissenting shareholder of WAYNE fails to perfect, or effectively withdraws or loses, his right to appraisal of and payment for his shares, FIRST BANKING shall issue and deliver the consideration to which such holder of shares of WAYNE Common Stock is entitled under this
Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of WAYNE Common Stock held by him. If and to the extent required by applicable Law, WAYNE will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to FIRST BANKING.

     3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of WAYNE Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of FIRST BANKING Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of FIRST BANKING Common Stock multiplied by the market value of one share of FIRST BANKING Common Stock at the Effective Time. The market value of one share of FIRST BANKING Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by The Wall Street Journal or, if not reported thereby, any other authoritative source selected by FIRST BANKING) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


                                   ARTICLE 4.
                               EXCHANGE OF SHARES

     4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, FIRST BANKING shall cause the exchange agent selected by FIRST BANKING (the "Exchange Agent") to mail to each holder of record of a certificate or certificates which represented shares of WAYNE Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of WAYNE Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of WAYNE Common Stock represented by Certificates that are not registered in the transfer records of WAYNE, the consideration provided in Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of (i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as FIRST BANKING and the Exchange Agent may reasonably require, and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of WAYNE Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. FIRST BANKING shall not be obligated to deliver the consideration to which any former holder of WAYNE Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this
Section 4.1. Any other provision of this Agreement notwithstanding, neither FIRST BANKING nor the Exchange Agent shall be liable to a holder of WAYNE Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law. Approval of this Agreement by the shareholders of WAYNE shall constitute ratification of the appointment of the Exchange Agent.

     4.2 RIGHTS OF FORMER SHAREHOLDERS OF WAYNE. At the Effective Time, the stock transfer books of WAYNE shall be closed as to holders of WAYNE Common Stock immediately prior to the Effective Time and no transfer of WAYNE Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of WAYNE Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Section 3.1 in exchange therefor, subject, however, to FIRST BANKING's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by WAYNE in respect of such shares of WAYNE Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of WAYNE shall be entitled to vote after the Effective Time at any meeting of FIRST BANKING shareholders the number of whole shares of FIRST BANKING Common Stock into which their respective shares of WAYNE Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing FIRST BANKING Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by FIRST BANKING on the FIRST BANKING Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of FIRST BANKING Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of FIRST BANKING Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the FIRST BANKING Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate. No interest shall be payable with respect to any cash to be paid under Section 3.1 of this Agreement except to the extent required in connection with the exercise of dissenters' rights.

                                   ARTICLE 5.
                     REPRESENTATIONS AND WARRANTIES OF WAYNE

         WAYNE hereby represents and warrants to FIRST BANKING as follows:

     5.1 ORGANIZATION, STANDING, AND POWER. WAYNE is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. WAYNE is duly qualified or licensed to transact business as a foreign corporation in good standing in the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. The minute book and other organizational documents for WAYNE have been made available to FIRST BANKING for its review and, except as disclosed in Section 5.1 of the WAYNE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.2          AUTHORITY OF WAYNE; NO BREACH BY AGREEMENT.

                  (a) WAYNE has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of WAYNE, subject to the approval of this Agreement by the holders of a majority of the outstanding voting stock of WAYNE, which is the only shareholder vote required for approval of this Agreement, and consummation of the Merger by WAYNE. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of WAYNE, enforceable against WAYNE in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by WAYNE, nor the consummation by WAYNE of the transactions contemplated hereby, nor compliance by WAYNE with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of WAYNE's Articles of Incorporation or Bylaws, or the Charter, Articles of Incorporation, or Bylaws of any WAYNE Subsidiary or any resolution adopted by the board of directors or the shareholders of any WAYNE Entity, or (ii) except as disclosed in Section 5.2 of the WAYNE Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any WAYNE Entity under, any Contract or Permit of any WAYNE Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b), constitute or result in a Default under or require any Consent pursuant to any Law or Order applicable to any WAYNE Entity or any of their respective material Assets (including any FIRST BANKING Entity or any WAYNE Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FIRST BANKING Entity or any WAYNE Entity being reassessed or revalued by any Taxing authority).

                  (c) Other than in connection or compliance with the provisions of applicable federal banking laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by WAYNE of the Merger and the other transactions contemplated in this Agreement.

     5.3          CAPITAL STOCK.

                  (a) As of the date of this Agreement, the authorized capital stock of WAYNE consists of Ten Million (10,000,000) shares of WAYNE Common Stock, of which Five Hundred Fifty Eight Thousand Six Hundred Forty-Eight (558,648) shares are issued and outstanding, assuming all warrants to acquire WAYNE Common Stock have been exercised. All of the issued and outstanding shares of capital stock of WAYNE are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of WAYNE has been issued in violation of any preemptive rights of the current or past shareholders of WAYNE. WAYNE has reserved Fifty-Two Thousand Six Hundred Fifty (52,650) shares of WAYNE Common Stock for issuance upon the exercise of certain authorized Warrants as described in Section 5.3(a) of the WAYNE Disclosure Memorandum.

                  (b) Except as set forth in Section 5.3(a), or as disclosed in
Section 5.3(b) of the WAYNE Disclosure Memorandum, there are no shares of capital stock or other equity securities of WAYNE outstanding and no outstanding Equity Rights relating to the capital stock of WAYNE.

     5.4 WAYNE SUBSIDIARIES. WAYNE has disclosed in Section 5.4 of the WAYNE Disclosure Memorandum all of the WAYNE Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the WAYNE Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 5.4 of the WAYNE Disclosure Memorandum, WAYNE or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each WAYNE Subsidiary. No capital stock (or other equity interest) of any WAYNE Subsidiary is or may become required to be issued (other than to another WAYNE Entity) by reason of any Equity Rights, and there are no Contracts by which any WAYNE Subsidiary is bound to issue (other than to another WAYNE Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any WAYNE Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any WAYNE Subsidiary (other than to another WAYNE Entity). There are no Contracts relating to the rights of any WAYNE Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any WAYNE Subsidiary. All of the shares of capital stock (or other equity interests) of each WAYNE Subsidiary held by a WAYNE Entity are fully paid and (except pursuant to 12 U.S.C. Section 55 in the case of national banks and comparable, applicable State Law, if any, in the case of State depository institutions) nonassessable and are owned by the WAYNE Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the WAYNE Disclosure Memorandum, each WAYNE Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each WAYNE Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. Each WAYNE Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each WAYNE Subsidiary have been made available to FIRST BANKING for its review, and, except as disclosed in Section
5.4 of the WAYNE Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     5.5          SEC FILINGS; FINANCIAL STATEMENTS.

                  (a) WAYNE has timely filed and made available to FIRST BANKING all SEC Documents required to be filed by WAYNE since December 31, 1995 (the "WAYNE SEC Reports"). The WAYNE SEC Reports (i)at the time filed complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such WAYNE SEC Reports or necessary in order to make the statements in such WAYNE SEC Reports, in light of the circumstances under which they were made, not misleading.

                  (b) Each of the WAYNE Financial Statements (including, in each case, any related notes) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements), and fairly presented in all material respects the consolidated financial position of WAYNE and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No WAYNE Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of WAYNE as of December 31, 1997 or September 30, 1998, included in the WAYNE Financial

Statements or reflected in the notes thereto. No WAYNE Entity has incurred or paid any Liability since September 30, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the WAYNE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the WAYNE Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, and (ii) WAYNE Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of WAYNE provided in Article 7.

     5.8          TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any WAYNE Entities have been timely filed or requests for extensions have been timely filed, granted, and, to the Knowledge of WAYNE, have not expired for such periods, except to the extent that all such failures to file, taken together, are not reasonably likely to have a WAYNE Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a WAYNE Material Adverse Effect, except as reserved against in the WAYNE Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the WAYNE Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of WAYNE Entities, except for any such Liens which are not reasonably likely to have a WAYNE Material Adverse Effect or with respect to which the Taxes are not yet due and payable.

                  (b) None of the WAYNE Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) The provision for any Taxes due or to become due for any of the WAYNE Entities for the period or periods through and including the date of the respective WAYNE Financial Statements that has been made and is reflected on such WAYNE Financial Statements is sufficient to cover all such Taxes.

                  (d) Deferred Taxes of WAYNE Entities have been provided for in accordance with GAAP.

                  (e) Except as disclosed in Section 5.8 of the WAYNE Disclosure Memorandum, none of the WAYNE Entities is a party to any Tax allocation or sharing agreement and none of WAYNE Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was WAYNE) or has any Liability for Taxes of any Person (other than WAYNE and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                  (f) Each of the WAYNE Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

                  (g) Except as disclosed in Section 5.8 of the WAYNE Disclosure Memorandum, none of the WAYNE Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

                  (h) Exclusive of the Merger, there has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of WAYNE Entities that occurred during or after any Taxable Period in which WAYNE Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

                  (i) No WAYNE Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                  (j) All material elections with respect to Taxes affecting WAYNE Entities have been or will be timely made.

     5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of WAYNE included in the most recent WAYNE Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of WAYNE included in the WAYNE Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of WAYNE Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by WAYNE Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a WAYNE Material Adverse Effect.

     5.10         ASSETS.

                  (a) Except as disclosed in Section 5.10 of the WAYNE Disclosure Memorandum or as disclosed or reserved against in the WAYNE Financial Statements delivered prior to the date of this Agreement, WAYNE Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a WAYNE Material Adverse Effect. All tangible properties used in the businesses of the WAYNE Entities are usable in the ordinary course of business consistent with WAYNE's past practices.

                  (b) All Assets which are material to WAYNE's business on a consolidated basis, held under leases or subleases by any of the WAYNE Entities, are held under valid Contracts enforceable against WAYNE in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and, assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect.

                  (c) WAYNE Entities currently maintain the insurance policies described in Section 5.10(c) of the WAYNE Disclosure Memorandum. None of the WAYNE Entities has received written notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no written notices of claims in excess of such amounts have been given by any WAYNE Entity under such policies.

                  (d) The Assets of the WAYNE Entities include all material Assets required to operate the business of the WAYNE Entities as presently conducted.

     5.11 INTELLECTUAL PROPERTY. Each WAYNE Entity owns or has a license to use all of the Intellectual Property used by such WAYNE Entity in the ordinary course of its business. Each WAYNE Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such WAYNE Entity in connection with such WAYNE Entity's business operations, and such WAYNE Entity has the right to convey by sale or license any Intellectual Property so conveyed. No WAYNE Entity is in material Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or, to the Knowledge of WAYNE, threatened, which challenge the rights of any WAYNE Entity with respect to Intellectual Property used, sold or licensed by such WAYNE Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. To the Knowledge of WAYNE, the conduct of the business of the WAYNE Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the WAYNE Disclosure Memorandum, no WAYNE Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property.

     5.12         ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed in Section 5.12 of the WAYNE Disclosure Memorandum, to the Knowledge of WAYNE, each WAYNE Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

                  (b) There is no Litigation pending or, to the Knowledge of WAYNE, threatened, before any court, governmental agency, or authority or other forum in which any WAYNE Entity or any of its Operating Properties or Participation Facilities (or WAYNE in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any WAYNE Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, nor, to the Knowledge of WAYNE, is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

                  (c) Except as disclosed in Section 5.12 of the WAYNE Disclosure Memorandum, during the period of (i) any WAYNE Entity's ownership or operation of any of their respective current Assets, or (ii) any WAYNE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of WAYNE, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. Except as disclosed in Section 5.12 of the WAYNE Disclosure Memorandum, prior to the period of (i) any WAYNE Entity's ownership or operation of any of their respective current properties, (ii) any WAYNE Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of WAYNE, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

     5.13 COMPLIANCE WITH LAWS. Each WAYNE Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, and, to the Knowledge of WAYNE, there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. Except as disclosed in Section 5.13 of the WAYNE Disclosure Memorandum, none of the WAYNE Entities:

                  (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

                  (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect; or

                 (c) since January 1, 1995, or as of the date of organization, if later, has received any written notification or written communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any WAYNE Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, or (iii) requiring any WAYNE Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any material manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to FIRST BANKING.

     5.14 LABOR RELATIONS. No WAYNE Entity is the subject of any Litigation asserting that it or any other WAYNE Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other WAYNE Entity to bargain with any labor organization as to wages or conditions of employment, nor is any WAYNE Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any WAYNE Entity, pending or threatened, or to the Knowledge of WAYNE, is there any activity involving any WAYNE Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     5.15        EMPLOYEE BENEFIT PLANS.

                 (a) WAYNE has disclosed in Section 5.15 of the WAYNE
Disclosure Memorandum, and has delivered or made available to FIRST BANKING prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any WAYNE Entity or ERISA Affiliate (as defined in subparagraph (c) below) thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, "WAYNE Benefit Plans"). Each WAYNE Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as an "WAYNE ERISA Plan." Each WAYNE ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140 of the Internal Revenue Code) is referred to herein as an "WAYNE Pension Plan." No WAYNE Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

                  (b) All WAYNE Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a WAYNE Material

Adverse Effect. Each WAYNE ERISA Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and WAYNE has no Knowledge of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of WAYNE, no WAYNE Entity has engaged in a transaction with respect to any WAYNE Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any WAYNE Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

                  (c) No WAYNE Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any WAYNE Pension Plan, (ii) no change in the actuarial assumptions with respect to any WAYNE Pension Plan, and
(iii) no increase in benefits under any WAYNE Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any WAYNE Pension Plan nor any "single employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any WAYNE Entity, or the single-employer plan of any entity which is considered one employer with WAYNE under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a WAYNE Material Adverse Effect. No WAYNE Entity has provided, or is required to provide, security to a WAYNE Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any WAYNE Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a WAYNE Material Adverse Effect. No WAYNE Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a WAYNE Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30- day reporting requirement has not been waived, has been required to be filed for any WAYNE Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) Except as disclosed in Section 5.15 of the WAYNE Disclosure Memorandum, no WAYNE Entity has any Liability for retiree health and life benefits under any of the WAYNE Benefit Plans and there are no restrictions on the rights of such WAYNE Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a WAYNE Material Adverse Effect.

                  (f) Except as disclosed in Section 5.15 of the WAYNE Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any WAYNE Entity from any WAYNE Entity under any WAYNE Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any WAYNE Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any WAYNE Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the WAYNE Financial Statements to the extent required by and in accordance with GAAP.

     5.16 MATERIAL CONTRACTS. Except as disclosed in Section 5.16 of the WAYNE Disclosure Memorandum or otherwise reflected in the WAYNE Financial Statements, none of the WAYNE Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any WAYNE Entity or the guarantee by any WAYNE Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, Federal Home Loan Bank advances and trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any WAYNE Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among the WAYNE Entities or any Contract between any Wayne Entity and any Affiliate of Wayne, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any WAYNE Entity, (vi) any exchange traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by WAYNE with the SEC as of the date of this Agreement that has not been filed as an exhibit to WAYNE's Form 10-K filed for the fiscal year ended December 31, 1997 or in an SEC Document and identified to WAYNE (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "WAYNE Contracts"). With respect to each WAYNE Contract and except as disclosed in Section 5.16 of the WAYNE Disclosure Memorandum: (i) assuming the enforceability of such Contract against the third party thereto, each such Contract is in full force and effect; (ii) no WAYNE Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect; (iii) no WAYNE Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of WAYNE, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, or has repudiated or waived any material provision thereunder. Except as disclosed in Section 5.16 of the WAYNE Disclosure Memorandum, no officer, director or employee of any WAYNE

Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any WAYNE Entity. All of the indebtedness of any WAYNE Entity for money borrowed is prepayable at any time by such WAYNE Entity without penalty or premium.

     5.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending or, to the Knowledge of WAYNE, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any WAYNE Entity, or against any director, employee or employee benefit plan (acting in such capacity) of any WAYNE Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any WAYNE Entity, that are reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. Section 5.17 of the WAYNE Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any WAYNE Entity is a party and which names a WAYNE Entity as a defendant or cross-defendant or for which, to the Knowledge of WAYNE, any WAYNE Entity has any potential Liability.

     5.18 REPORTS. Since January 1, 1995, each WAYNE Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities, except for such filings which the failure to so file is not reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect. As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1995, no Wayne Entity has filed any Suspicious Activity Report or any claim under any fidelity, blanket bond, general liability, errors and omissions, directors and officers or other insurance policies that pertain to the operation of its business or the ownership of its assets.

     5.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument, or other writing furnished or to be furnished by any WAYNE Entity to FIRST BANKING pursuant to this Agreement or any other document, agreement, or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any WAYNE Entity for inclusion in the registration statement to be filed by FIRST BANKING with the SEC in accordance with Section 8.1 will, when such registration statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. All documents that any WAYNE Entity is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law. No documents to be filed by a WAYNE Entity with any Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No WAYNE Entity has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interest accounting treatment and as a reorganization within the meaning of
Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     5.21 CHARTER PROVISIONS. Each WAYNE Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any WAYNE Entity or restrict or impair the ability of FIRST BANKING or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any WAYNE Entity that may be directly or indirectly acquired or controlled by them.

     5.22 BOARD RECOMMENDATION. The Board of Directors of WAYNE, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of WAYNE Common Stock approve this Agreement.

     5.23 Y-2K. WAYNE has formed a committee to review policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations, and intends to implement such committee's recommendations for ensuring compliance with such policies and directives.


                                   ARTICLE 6.
                 REPRESENTATIONS AND WARRANTIES OF FIRST BANKING

         FIRST BANKING hereby represents and warrants to WAYNE as follows:

     6.1 ORGANIZATION, STANDING, AND POWER. FIRST BANKING is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. FIRST BANKING is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. The minute book and other organizational documents for FIRST BANKING have been made available to WAYNE for its review and, except as disclosed in Section 6.1 of the FIRST BANKING Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.2 AUTHORITY OF FIRST BANKING; NO BREACH BY AGREEMENT.

                  (a) FIRST BANKING has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of FIRST BANKING. This Agreement represents a legal, valid, and binding obligation of FIRST BANKING, enforceable against FIRST BANKING in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                  (b) Neither the execution and delivery of this Agreement by FIRST BANKING, nor the consummation by FIRST BANKING of the transactions contemplated hereby, nor compliance by FIRST BANKING with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of FIRST BANKING's Articles of Incorporation or Bylaws, or the Charter, or Articles of Incorporation or Bylaws of any FIRST BANKING Entity, or any resolution adopted by the Board of Directors or the shareholders of any FIRST BANKING Entity, or
(ii) constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any FIRST BANKING Entity under, any Contract or Permit of any FIRST BANKING Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, or (iii) subject to receipt of the requisite Consents referred to in Section 9.1
(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any FIRST BANKING Entity or any of their respective material Assets (including any FIRST BANKING Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any FIRST BANKING Entity being reassessed or revalued by any Taxing authority).

                  (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the NASD, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, or under the HSR Act, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by FIRST BANKING of the Merger and the other transactions contemplated in this Agreement.

     6.3          CAPITAL STOCK.

                  (a) The authorized capital stock of FIRST BANKING consists of 10,000,000 shares of FIRST BANKING Common Stock, of which 4,702,607 shares are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of FIRST BANKING Capital Stock are, and all of the shares of FIRST BANKING Common Stock to be issued in exchange for shares of WAYNE Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of FIRST BANKING Capital Stock has been, and none of the shares of FIRST BANKING Common Stock to be issued in exchange for shares of WAYNE Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of FIRST BANKING.

                  (b) Except as set forth in Section 6.3(a), or as disclosed in
Section 6.3 of the FIRST BANKING Disclosure Memorandum, there are no shares of capital stock or other equity securities of FIRST BANKING outstanding and no outstanding Equity Rights relating to the capital stock of FIRST BANKING.

     6.4          FIRST BANKING SUBSIDIARIES. FIRST BANKING has disclosed in
Section 6.4 of the FIRST BANKING Disclosure Memorandum all of the FIRST BANKING Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the FIRST BANKING Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the FIRST BANKING Disclosure Memorandum, FIRST BANKING or one of its wholly-owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each FIRST BANKING Subsidiary. No capital stock (or other equity interest) of any FIRST BANKING Subsidiary are or may become required to be issued (other than to another FIRST BANKING Entity) by reason of any Equity Rights, and there are no Contracts by which any FIRST BANKING Subsidiary is bound to issue (other than to another FIRST BANKING Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any FIRST BANKING Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any FIRST BANKING Subsidiary (other than to another FIRST BANKING Entity). There are no Contracts relating to the rights of any FIRST BANKING Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any FIRST BANKING Subsidiary. All of the shares of capital stock (or other equity interests) of each FIRST BANKING Subsidiary held by a FIRST BANKING Entity are fully paid and nonassessable under the applicable corporation Law of the jurisdiction in which such Subsidiary is incorporated or organized and are owned by the FIRST BANKING Entity free and clear of any Lien. Each FIRST BANKING Subsidiary is either a bank, savings association or a corporation, and is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each FIRST BANKING Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so quaified or licensed is not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Each FIRST BANKING Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder. The minute book and other organizational documents for each FIRST BANKING Subsidiary have been made available to WAYNE for its review, and, except as disclosed in Section 6.4 of the FIRST BANKING Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

     6.5          SEC FILINGS, FINANCIAL STATEMENTS.

                  (a) FIRST BANKING has timely filed and made available to WAYNE all SEC Documents required to be filed by FIRST BANKING since December 31, 1995 (the "FIRST BANKING SEC Reports"). The FIRST BANKING SEC Reports (i) at the time filed complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such FIRST BANKING SEC Reports or necessary in order to make the statements in such FIRST BANKING SEC Reports, in light of the circumstances under which they were made, not misleading. No FIRST BANKING Subsidiary is required to file any SEC Documents.

                  (b) Each of the FIRST BANKING Financial Statements (including, in each case, any related notes) contained in the FIRST BANKING SEC Reports, including any FIRST BANKING SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of FIRST BANKING and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.

     6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No FIRST BANKING Entity has any Liabilities that are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of FIRST BANKING as of December 31, 1997 and September 30, 1998, included in the FIRST BANKING Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No FIRST BANKING Entity has incurred or paid any Liability since September 30, 1998, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.

     6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the FIRST BANKING Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the FIRST BANKING Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, and (ii) the FIRST BANKING Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of FIRST BANKING provided in Article 7.

     6.8          TAX MATTERS.

                  (a) All Tax Returns required to be filed by or on behalf of any of the FIRST BANKING Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1997, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a FIRST BANKING Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, except as reserved against in the FIRST BANKING Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.8 of the FIRST BANKING Disclosure Memorandum. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the FIRST BANKING Entities, except for any such Liens which are not reasonably likely to have a FIRST BANKING Material Adverse Effect or with respect to which the Taxes are not vet due and payable.

                  (b) None of the FIRST BANKING Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to veers currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                  (c) The provision for any Taxes due or to become due for any of the FIRST BANKING Entities for the period or periods through and including the date of the respective FIRST BANKING Financial Statements that has been made and is reflected on such FIRST BANKING Financial Statements is sufficient to cover all such Taxes.

                  (d) Deferred Taxes of the FIRST BANKING Entities have been provided for in accordance with GAAP.

                  (e) None of the FIRST BANKING Entities is a party to any Tax allocation or sharing agreement and none of the FIRST BANKING Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was FIRST BANKING) or has any Liability for Taxes of any Person (other than FIRST BANKING and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of state, local or foreign, Law) as a transferee or successor or by Contract or otherwise.

                  (f) Each of the FIRST BANKING Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

                  (g) Except as disclosed in Section 6.8 of the FIRST BANKING Disclosure Memorandum, none of the FIRST BANKING Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under Sections 28OG or 162(m) of the Internal Revenue Code.

                  (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the FIRST BANKING Entities that occurred during or after any Taxable Period in which the FIRST BANKING Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1997.

                  (i) No FIRST BANKING Entity has or has had in any foreign country a permanent establishment, as defined in any applicable tax treaty or convention between the United States and such foreign country.

                  (j) All material elections with respect to Taxes affecting the FIRST BANKING Entities have been or will be timely made.

     6.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. The Allowance shown on the consolidated balance sheets of FIRST BANKING included in the most recent FIRST BANKING Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of FIRST BANKING included in the FIRST BANKING Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the FIRST BANKING Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the FIRST BANKING Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a FIRST BANKING Material Adverse Effect.

     6.10         ASSETS.

                  (a) Except as disclosed in Section 6.10 of the FIRST BANKING Disclosure Memorandum or as disclosed or reserved against in the FIRST BANKING Financial Statements delivered prior to the date of this Agreement, the FIRST BANKING Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a FIRST BANKING Material Adverse Effect. All tangible properties used in the businesses of the FIRST BANKING Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with FIRST BANKING's past practices.

                  (b) All Assets which are material to FIRST BANKING's business on a consolidated basis, held under leases or subleases by any of the FIRST BANKING Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                  (c) The FIRST BANKING Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the FIRST BANKING Entities has received notice from any insurance carrier that (i) any policy of insurance will be cancelled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $25,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any FIRST BANKING Entity under such policies.

                  (d) The Assets of the FIRST BANKING Entities include all Assets required to operate the business of the FIRST BANKING Entities as presently conducted.

     6.11 INTELLECTUAL PROPERTY. Each FIRST BANKING Entity owns or has a license to use all of the Intellectual Property used by such FIRST BANKING Entity in the course of its business. Each FIRST BANKING Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such FIRST BANKING Entity in connection with such FIRST BANKING Entity's business operations, and such FIRST BANKING Entity has the right to convey by sale or license any Intellectual Property so conveyed. No FIRST BANKING Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of FIRST BANKING threatened, which challenge the rights of any FIRST BANKING Entity with respect to Intellectual Property used, sold or licensed by such FIRST BANKING Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the FIRST BANKING Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.11 of the FIRST BANKING Disclosure Memorandum, no FIRST BANKING Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section
6.11 of the FIRST BANKING Disclosure Memorandum, no officer, director or employee of any FIRST BANKING Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any FIRST BANKING Entity.

         6.12     ENVIRONMENTAL MATTERS.

                  (a) To the Knowledge of FIRST BANKING, each FIRST BANKING Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

                  (b) There is no Litigation pending or, to the Knowledge of FIRST BANKING, threatened before any court, governmental agency, or authority or other forum in which any FIRST BANKING Entity or any of its Operating Properties or Participation Facilities (or FIRST BANKING in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the emission, migration, release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any FIRST BANKING Entity or any of its Operating Properties or Participation Facilities or any neighboring property, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

                  (c) During the period of (i) any FIRST BANKING Entity's ownership or operation of any of their respective current properties, (ii) any FIRST BANKING Entity's participation in the management of any Participation Facility or any Operating Property, there have been no emissions, migrations, releases, discharges, spillages, or disposals of Hazardous Material in, on, at, under, adjacent to, or affecting (or potentially affecting) such properties or any neighboring properties, except such as are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Prior to the period of (i) any FIRST BANKING Entity's ownership or operation of any of their respective current properties, (ii) any FIRST BANKING Entity's participation in the management of any Participation Facility or any Operating Property, to the Knowledge of FIRST BANKING, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

     6.13 COMPLIANCE WITH LAWS. Each FIRST BANKING Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Except as disclosed in Section 6.13 of the FIRST BANKING Disclosure Memorandum, none of the FIRST BANKING Entities:

                  (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

                  (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to, have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect; or

                  (c) since January 1, 1995, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any FIRST BANKING Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, or (iii) requiring any FIRST BANKING Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends. Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to WAYNE.

     6.14 LABOR RELATIONS. No FIRST BANKING Entity is the subject of any Litigation asserting that it or any other FIRST BANKING Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other FIRST BANKING Entity to bargain with any labor organization as to wages or conditions of employment, nor is any FIRST BANKING Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any FIRST BANKING Entity, pending or threatened, or to the Knowledge of FIRST BANKING, is there any activity involving any FIRST BANKING Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

     6.15         EMPLOYEE BENEFIT PLANS.

                  (a) FIRST BANKING has disclosed in Section 6.15 of the FIRST BANKING Disclosure Memorandum and has delivered or made available to WAYNE prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any FIRST BANKING Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "FIRST BANKING Benefit Plans"). Each FIRST BANKING Benefit Plan which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "FIRST BANKING ERISA Plan." Each FIRST BANKING ERISA Plan which is also a "defined benefit plan" (as defined in Section 4140) of the Internal Revenue Code) is referred to herein as a "FIRST BANKING

Pension Plan." No FIRST BANKING Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                  (b) All FIRST BANKING Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Each FIRST BANKING ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and FIRST BANKING is not aware of any circumstances likely to result in revocation of any such favorable determination letter. To the Knowledge of First Banking, no FIRST BANKING Entity has engaged in a transaction with respect to any FIRST BANKING Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any FIRST BANKING Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

                  (c) No FIRST BANKING Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a FIRST BANKING Pension Plan, (ii) no change in the actuarial assumptions with respect to any FIRST BANKING Pension Plan, and (iii) no increase in benefits under any FIRST BANKING Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any FIRST BANKING Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any FIRST BANKING Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a FIRST BANKING Material Adverse Effect. No FIRST BANKING Entity has provided, or is required to provide, security to a FIRST BANKING Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 40 1 (a)(29) of the Internal Revenue Code.

                  (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any FIRST BANKING Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a FIRST BANKING Material Adverse Effect. No FIRST BANKING Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a FIRST BANKING Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any FIRST BANKING Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                  (e) Except as disclosed in Section 6.15 of the FIRST BANKING Disclosure Memorandum, no FIRST BANKING Entity has any Liability for retiree health and life benefits under any of the FIRST BANKING Benefit Plans and there are no restrictions on the rights of such FIRST BANKING Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a FIRST BANKING Material Adverse Effect.

                  (f) Except as disclosed in Section 6.15 of the FIRST BANKING Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any FIRST BANKING Entity from any FIRST BANKING Entity under any FIRST BANKING Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any FIRST BANKING Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect.

                  (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any FIRST BANKING Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the FIRST BANKING Financial Statements to the extent required by and in accordance with GAAP.

     6.16 MATERIAL CONTRACTS. Except as disclosed in Section 6.16 of the FIRST BANKING Disclosure Memorandum or otherwise reflected in the FIRST BANKING Financial Statements, none of the FIRST BANKING Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract providing for aggregate payments to any Person in any calendar year in excess of $50,000, (ii) any Contract relating to the borrowing of money by any FIRST BANKING Entity or the guarantee by any FIRST BANKING Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any FIRST BANKING Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among FIRST BANKING Entities, (v) any Contract relating to the provision of data processing, network communication, or other technical services to or by any FIRST BANKING Entity,
(vi) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, or (vii) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by FIRST BANKING with the SEC as of the date of this Agreement that has not been filed as an exhibit to FIRST BANKING's Form 10-K filed for the fiscal year ended December 31, 1997, or in an SEC Document and identified to FIRST BANKING (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "FIRST BANKING Contracts"). With respect to each FIRST BANKING Contract and except as disclosed in Section 6.16 of the FIRST BANKING Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no FIRST

BANKING Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect; (iii) no FIRST BANKING Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of FIRST BANKING, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any FIRST BANKING Entity for money borrowed is prepayable at any time by such FIRST BANKING Entity without penalty or premium.

     6.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending or, to the Knowledge of FIRST BANKING, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any FIRST BANKING Entity, or against any director, employee or employee benefit plan of any FIRST BANKING Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any FIRST BANKING Entity, that are reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect. Section 6.17 of the FIRST BANKING Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any FIRST BANKING Entity is a party and which names a FIRST BANKING Entity as a defendant or cross-defendant or for which any FIRST BANKING Entity has any potential Liability.

     6.18 REPORTS. Since January 1, 1995, each FIRST BANKING Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a FIRST BANKING Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading. Since January 1, 1995, no FIRST BANKING Entity has not filed any Suspicious Activity Report or any claim under any fidelity, blanket bond, general liability, errors and omissions, directors and officers or other insurance policies that pertain to the operations of its business or the ownership of its assets.

     6.19 STATEMENTS TRUE AND CORRECT. No statement, certificate, instrument or other writing furnished or to be furnished by any FIRST BANKING Entity to WAYNE pursuant to this Agreement or any other document, agreement or instrument referred to herein contains or will contain any untrue statement of material fact or will omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the information supplied or to be supplied by any FIRST BANKING Entity for inclusion in the Registration Statement to be filed by FIRST BANKING with the SEC, will, when such Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the documents to be filed by any FIRST BANKING Entity with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All documents that any FIRST BANKING Entity thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

     6.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No FIRST BANKING Entity has taken or agreed to take any action or has any knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling of interests accounting treatment and as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.l(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

     6.21 CHARTER PROVISIONS. Each FIRST BANKING Entity has taken all action so that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated by this Agreement do not and will not result in the grant of any rights to any Person under the Charter, Articles of Incorporation, Bylaws or other governing instruments of any FIRST BANKING Entity or restrict or impair the ability of FIRST BANKING or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any FIRST BANKING Entity that may be directly or indirectly acquired or controlled by them.

     6.22 BOARD RECOMMENDATION. The Board of Directors of FIRST BANKING, at a meeting duly called and held, has by unanimous vote of those directors present (who constituted all of the directors then in office) determined that this Agreement and the transactions contemplated hereby, including the Merger, taken together, are fair to and in the best interests of the FIRST BANKING shareholders.

     6.23 Y2K. Each FIRST BANKING Entity is in compliance with all policies and directives issued by Regulatory Authorities with respect to preparedness for year 2000 data processing and other operations. Section 6.23 of the FIRST BANKING Disclosure Memorandum sets forth a summary of the steps taken by FIRST BANKING to ensure such compliance.

                                   ARTICLE 7.
                    CONDUCT OF BUSINESS PENDING CONSUMMATION

     7.1 AFFIRMATIVE COVENANTS OF WAYNE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FIRST BANKING shall have been obtained, and except as otherwise expressly contemplated herein, WAYNE shall, and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.2 NEGATIVE COVENANTS OF WAYNE. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of FIRST BANKING shall have been obtained, and except as otherwise expressly contemplated herein, WAYNE covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                  (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any WAYNE entity, or

                  (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a WAYNE Entity to another WAYNE Entity) in excess of an aggregate of $100,000 (for WAYNE Entities on a consolidated basis) except in the ordinary course of the business of the WAYNE Subsidiaries consistent with past practices (which shall include, for the WAYNE Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any WAYNE Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in Section 7.2(b) of the WAYNE Disclosure Memorandum); or

                  (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any WAYNE Entity, or, except as set forth in
Section 7.2(c) of the WAYNE Disclosure Memorandum, declare or pay any dividend or make any other distribution in respect of WAYNE's capital stock; or

                  (d) except for this Agreement, or pursuant to the exercise of warrants outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the WAYNE Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of WAYNE Common Stock or any other capital stock of any WAYNE Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

                  (e) adjust, split, combine or reclassify any capital stock of any WAYNE Entity or issue or authorize the issuance of any other securities in respect of or in substitution for shares of WAYNE Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber any Asset having a book value in excess of $100,000 other than in the ordinary course of business for reasonable and adequate consideration or any shares of capital stock of any WAYNE Subsidiary (unless any such shares of stock are sold or otherwise transferred to another WAYNE Entity); or

                  (f) except for loans made in the ordinary course of its business, make any material investment, either by purchase of stock or securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned WAYNE Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) foreclosures in the ordinary course of business, (ii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or
(iii) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                  (g) grant any increase in compensation or benefits to the employees or officers of any WAYNE Entity, except in accordance with past practice specifically disclosed in Section 7.2(g) of the WAYNE Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the WAYNE Disclosure Memorandum; and enter into or amend any severance agreements with officers of any WAYNE Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any WAYNE Entity except in accordance with past practice disclosed in Section 7.2(g) of the WAYNE Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

                  (h) enter into or amend any employment Contract between any WAYNE Entity and any Person having a salary thereunder in excess of $50,000 per year (unless such amendment is required by Law) that the WAYNE Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                  (i) adopt any new employee benefit plan of any WAYNE Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any WAYNE Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                  (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                  (k) commence any Litigation other than in accordance with past practice or except as set forth in Section 7.2(k) of the WAYNE Disclosure Memorandum, settle any Litigation involving any Liability of any WAYNE Entity for material money damages or restrictions upon the operations of any WAYNE Entity; or

                  (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $50,000) or waive, release, compromise or assign any material rights or claims.

     7.3 AFFIRMATIVE COVENANTS OF FIRST BANKING. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of WAYNE shall have been obtained, and except as otherwise expressly contemplated herein, FIRST BANKING shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of any Party to obtain any Consents required for the transactions contemplated hereby without imposition of a condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of any Party to perform its covenants and agreements under this Agreement.

     7.4 NEGATIVE COVENANTS OF FIRST BANKING. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of WAYNE shall have been obtained, and except as otherwise expressly contemplated herein, FIRST BANKING covenants and agrees that it will not amend the Articles of Incorporation or Bylaws of FIRST BANKING in any manner adverse to the holders of WAYNE Common Stock, or take any action which will materially adversely impact the ability of FIRST BANKING Entities to consummate the transactions contemplated by this Agreement.

     7.5 ADVERSE CHANGES IN CONDITION. Each of FIRST BANKING and WAYNE agrees to give written notice promptly to the other upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect or a FIRST BANKING Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

     7.6 REPORTS. Each of FIRST BANKING and WAYNE and their Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8.
                              ADDITIONAL AGREEMENTS

     8.1 REGISTRATION STATEMENT. As soon as practicable after execution of this Agreement, FIRST BANKING shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or Securities Laws in connection with the issuance of the shares of FIRST BANKING Common Stock upon consummation of the Merger. WAYNE shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as FIRST BANKING may reasonably request in connection with such action. FIRST BANKING and WAYNE shall make all necessary filings with respect to the Merger under the Securities Laws.

     8.2 NASDAQ LISTING. FIRST BANKING shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of FIRST BANKING Common Stock to be issued to the holders of WAYNE Common Stock pursuant to the Merger, and FIRST BANKING shall give all notices and make all filings with the NASD required in connection with the transactions contemplated herein.

     8.3 SHAREHOLDER APPROVAL. WAYNE shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. In connection with the Shareholders' Meeting, the Board of Directors of WAYNE shall recommend to its shareholders, subject to the conditions in such authorization and recommendation by the Board of Directors, the approval of the matters submitted for approval (subject to the Board of Directors of WAYNE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the making of such recommendation, or the failure to withdraw or modify its recommendation, would constitute a breach of fiduciary duties of the members of such Board of Directors to WAYNE's shareholders, under applicable law), and the Board of Directors and officers of WAYNE shall use their reasonable efforts to obtain such shareholders' approval (subject to the Board of Directors of WAYNE, after having consulted with and considered the advice of outside counsel, reasonably determining in good faith that the taking of such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to the WAYNE shareholders, under applicable law).

     8.4 APPLICATIONS. FIRST BANKING shall promptly prepare and file, and WAYNE shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement, including without limitation, the Board of Governors of the Federal Reserve System and the Georgia Department of Banking and Finance, seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.

     8.5 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, FIRST BANKING shall cause to be filed the Certificate of Merger with the Secretary of State of the State of Georgia.

     8.6 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the terms and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement. The parties agree to use reasonable efforts to cause the Effective Date to occur prior to any record date set by FIRST BANKING for the payment of any dividends in 1999 (such record date or dates in 1999 shall be referred to hereafter as the "1999 FIRST BANKING Record Date"). FIRST BANKING agrees that, if the Effective Date does not occur prior to the 1999 FIRST BANKING Record Date, WAYNE will declare and pay a special dividend to its shareholders as set forth in Section 7.2(c) of the WAYNE Disclosure Memorandum.

     8.7          INVESTIGATION AND CONFIDENTIALITY.

                  (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby, and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of any other Party.

                  (b) Each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                  (c) Each Party shall use its reasonable efforts to exercise its rights under confidentiality agreements entered into with Persons which were considering an Acquisition Proposal with respect to such Party to preserve the confidentiality of the information relating to such Party and its Subsidiaries provided to such Persons and their Affiliates and Representatives.

                  (d) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a WAYNE Material Adverse Effect or a FIRST BANKING Material Adverse Effect, as applicable.

     8.8 PRESS RELEASES. Prior to the Effective Time, WAYNE and FIRST BANKING shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby;

provided, that nothing in this Section 8.8 shall be deemed to prohibit any Party from making any disclosure which its counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.

     8.9 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, no WAYNE Entity nor any Representatives thereof retained by any WAYNE Entity shall directly or indirectly solicit any Acquisition Proposal by any Person. Except to the extent the Board of Directors of WAYNE, after having consulted with and considered the advice of outside counsel, reasonably determines in good faith that the failure to take such actions would constitute a breach of fiduciary duties of the members of such Board of Directors to WAYNE's shareholders, under applicable Law, no WAYNE Entity or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but WAYNE may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with its legal obligations. WAYNE shall promptly advise FIRST BANKING following the receipt of any Acquisition Proposal and the details thereof, and advise FIRST BANKING of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof. WAYNE shall (i) immediately cease and cause to be terminated any existing activities, discussions or negotiations with any Persons conducted heretofore with respect to any of the foregoing, and (ii) direct and use its reasonable efforts to cause its Representatives not to engage in any of the foregoing.

     8.10 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger to, and to take no action which would cause the Merger not to, qualify for pooling of interests accounting treatment and as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.

     8.11 CHARTER PROVISIONS. Each Party shall take, and shall cause its Subsidiaries to take, all necessary action to ensure that the entering into of this Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the charter, articles of incorporation, bylaws or other governing instruments of such Party or any of its Subsidiaries or restrict or impair the ability of FIRST BANKING or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any WAYNE Entity that may be directly or indirectly acquired by them.

     8.12 AGREEMENTS OF AFFILIATES. WAYNE has disclosed in Section 8.12 of the WAYNE Disclosure Memorandum each Person whom it reasonably believes is an "affiliate" of WAYNE for purposes of Rule 145 under the 1933 Act. WAYNE shall use its reasonable efforts to cause each such Person to deliver to FIRST BANKING not later than 30 days after the date of this Agreement a written agreement, substantially in the form of Exhibit 1, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of the WAYNE Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of FIRST BANKING Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and until such time as financial results covering at least 30 days of combined operations of FIRST BANKING and WAYNE have been published within the meaning of Section
201.01 of the SEC's Codification of Financial Reporting Policies, except that transfers may be made in compliance with Staff Accounting Bulletin No. 76 issued by the SEC. Except for transfers made in compliance with Staff Accounting Bulletin No. 76, shares of FIRST BANKING Common Stock issued to such affiliates of WAYNE shall not be transferable until such time as financial results covering at least 30 days of combined operations of FIRST BANKING and WAYNE have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12. FIRST BANKING shall be entitled to place restrictive legends upon certificates for shares of FIRST BANKING Common Stock issued to affiliates of WAYNE pursuant to this Agreement to enforce the provisions of this Section 8.12. FIRST BANKING shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of FIRST BANKING Common Stock by such affiliates.

     8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, FIRST BANKING shall either (i) continue to provide to officers and employees of the WAYNE Entities employee benefits under WAYNE's existing employee benefit and welfare plans or, (ii) if FIRST BANKING shall determine to provide to officers and employees of the WAYNE Entities employee benefits under other employee benefit plans and welfare plans, provide generally to officers and employees of the WAYNE Entities employee benefits under employee benefit and welfare plans, on terms and conditions which when taken as a whole are substantially similar to those currently provided by the FIRST BANKING Entities to their similarly situated officers and employees. For purposes of participation and vesting (but not accrual of benefits) under FIRST BANKING's employee benefit plans, (i) service under any qualified defined benefit plan of WAYNE shall be treated as service under FIRST BANKING's defined benefit plan, if any, (ii) service under any qualified defined contribution plans of WAYNE shall be treated as service under FIRST BANKING's qualified defined contribution plans, and (iii) service under any other employee benefit plans of WAYNE shall be treated as service under any similar employee benefit plans maintained by FIRST BANKING. With respect to officers and employees of the WAYNE Entities who, at or after the Effective Time, become employees of a FIRST BANKING Entity and who, immediately prior to the Effective Time, are participants in one or more employee welfare benefit plans maintained by the WAYNE Entities, FIRST BANKING shall cause each comparable employee welfare benefit plan which is substituted for a WAYNE welfare benefit plan to waive any evidence of insurability or similar provision, to provide credit for such participation prior to such substitution with regard to the application of any pre-existing condition limitation, and to provide credit towards satisfaction of any deductible or out-of-pocket provisions for expenses incurred by such participants during the period prior to such substitution, if any, that overlaps with the then current plan year for each such substituted employee welfare benefit plans. FIRST BANKING also shall cause the Surviving Bank and its Subsidiaries to honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in Section 8.13 of the WAYNE Disclosure Memorandum to FIRST BANKING between any WAYNE Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the WAYNE Benefit Plans.

     8.14 INDEMNIFICATION.

                  (a) Subject to the conditions set forth in paragraph (b) below, for a period of six years after the Effective Time, FIRST BANKING shall indemnify, defend and hold harmless each person entitled to indemnification from a WAYNE Entity (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by WAYNE's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation. Without limiting the foregoing, in any case in which approval by FIRST BANKING is required to effectuate any indemnification, FIRST BANKING shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between FIRST BANKING and the Indemnified Party.

                  (b) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify FIRST BANKING thereof. In the event of any such Liability or Litigation (whether arising before or after the Effective
Time), (i) FIRST BANKING shall have the right to assume the defense thereof (provided FIRST BANKING acknowledges responsibility for such indemnification) and FIRST BANKING shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if FIRST BANKING elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between FIRST BANKING and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and FIRST BANKING shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that FIRST BANKING shall be obligated pursuant to this paragraph (b) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and (iii) FIRST BANKING shall not be liable for any settlement effected without its prior written consent; and provided further that FIRST BANKING shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.


                                   ARTICLE 9.
                CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

     9.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

                  (a) SHAREHOLDER APPROVAL. The shareholders of WAYNE shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law or by the provisions of any governing instruments. The shareholders of FIRST BANKING shall have approved the issuance of shares of FIRST BANKING Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the NASD.

                  (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                  (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1 (b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a WAYNE Material Adverse Effect or a FIRST BANKING Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of any Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                  (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                  (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, and no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of FIRST BANKING Common Stock issuable pursuant to the Merger shall have been received.

                  (f) NASDAQ LISTING. The shares of FIRST BANKING Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

                  (g) TAX MATTERS. Each Party shall have received a written opinion of counsel from Powell, Goldstein, Frazer & Murphy LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that
(i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of WAYNE Common Stock for FIRST BANKING Common Stock will not give rise to gain or loss to the shareholders of WAYNE with respect to such exchange (except to the extent of any cash received), and (iii) neither WAYNE nor FIRST BANKING will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of WAYNE and FIRST BANKING reasonably satisfactory in form and substance to such counsel.

                  (h) HARPER EMPLOYEE AGREEMENT. Douglas R. Harper shall have negotiated a mutually satisfactory employment relationship with FIRST BANKING, as the Surviving Corporation.

     9.2 CONDITIONS TO OBLIGATIONS OF FIRST BANKING. The obligations of FIRST BANKING to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by FIRST BANKING pursuant to Section 11.6(a):

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.2(a), the accuracy of the representations and warranties of WAYNE set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in
Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections
5.20 and 5.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of WAYNE set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.20 and 5.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a WAYNE Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of WAYNE to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) CERTIFICATES. WAYNE shall have delivered to FIRST BANKING
(i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its secretary, to the effect that to the best of their Knowledge the conditions set forth in Section 9.1 as relates to WAYNE and in Section 9.2(a) and 9.2(b) have been satisfied; provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duly adopted by WAYNE's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as FIRST BANKING and its counsel shall request.

                  (d) OPINION OF COUNSEL. FIRST BANKING shall have received an opinion of Nelson Mullins Riley & Scarborough, L.L.P., counsel to WAYNE, dated as of the Closing Date, in form reasonably satisfactory to FIRST BANKING.

                  (e) POOLING LETTERS. FIRST BANKING shall have received an opinion of Deloitte & Touche, dated as of the date of filing of the Registration Statement with the SEC and as of the Closing Date, addressed to FIRST BANKING and in form and substance reasonably acceptable to FIRST BANKING, to the effect that the Merger, for accounting purposes, shall qualify for treatment as a pooling of interests.

                  (f) AFFILIATES AGREEMENTS. FIRST BANKING shall have received, within thirty (30) days of the execution of this Agreement, from each affiliate of WAYNE the affiliates letter referred to in Section 8.12 and Exhibit 1.

                  (g) CLAIMS LETTERS. Each of the directors and officers of WAYNE shall have executed and delivered to FIRST BANKING letters in substantially the form of Exhibit 2.

     9.3 CONDITIONS TO OBLIGATIONS OF WAYNE. The obligations of WAYNE to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by WAYNE pursuant to Section 11.6(b):

                  (a) REPRESENTATIONS AND WARRANTIES. For purposes of this
Section 9.3(a), the accuracy of the representations and warranties of FIRST BANKING set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of FIRST BANKING set forth in Section 6.20 and 6.21 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of FIRST BANKING set forth in this Agreement (including the representations and warranties set forth in Sections 6.3, 6.20 and 6.21) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a FIRST BANKING Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                  (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of FIRST BANKING to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                  (c) CERTIFICATES. FIRST BANKING shall have delivered to WAYNE
(i) a certificate, dated as of the Closing Date and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that to the best of their knowledge the conditions set forth in Section 9.1 as relates to FIRST BANKING and in Section 9.3(a) and 9.3(b) have been satisfied, provided, however, that the representations, warranties and covenants to which such certificate relates shall not been deemed to have survived the Closing, and (ii) certified copies of resolutions duty adopted by FIRST BANKING's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as WAYNE and its counsel shall request.

                  (d) OPINION OF COUNSEL. WAYNE shall have received an opinion of Powell, Goldstein, Frazer & Murphy LLP, counsel to FIRST BANKING, dated as of the Closing Date, in form reasonably acceptable to WAYNE.

                  (e) FAIRNESS OPINION. WAYNE shall have received an opinion from Stevens & Company that the Merger is fair from a financial point of view to the WAYNE shareholders (the "Fairness Opinion"). Such Fairness Opinion shall be received by WAYNE within 14 days of the date of this Agreement.


                                   ARTICLE 10.
                                   TERMINATION

     10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of WAYNE, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                  (a) By mutual consent of FIRST BANKING and WAYNE; or

                  (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a WAYNE Material Adverse Effect or a FIRST BANKING Material Adverse Effect, as applicable, on the breaching Party; or

                  (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                  (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final non-appealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of WAYNE fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the

Shareholders' Meeting where such matters were presented to such shareholders for approval and voted upon; or

                  (e) By either Party in the event that the Merger shall not have been consummated by April 30, 1999, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 10.1(e).

         10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.7(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(e) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination.

         10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Section 8.10.


                                   ARTICLE 11.
                                  MISCELLANEOUS

         11.1     DEFINITIONS.

                  (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

                  "1933 ACT" shall mean the Securities Act of 1933, as amended.

                  "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

                  "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

                  "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits, the FIRST BANKING Disclosure Memorandum and the WAYNE Disclosure Memorandum delivered pursuant hereto and incorporated herein by reference.

                  "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, or any Affiliate of such Person and wherever located.

                  "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by FIRST BANKING and WAYNE and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

                  "CLOSING DATE" shall mean the date on which the Closing occurs.

                  "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

                  "CONTRACT" shall mean any written or oral agreement (provided such oral agreement is, in any one year period, in excess of $5,000 individually, or $25,000 in the aggregate), arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

                  "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, after failing to cure any such breach, violation, default, contravention or conflict within any applicable grace or cure period (ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or (iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

                  "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and other federal, state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 et seq. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, migrations, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution use, treatment, storage, disposal, generation, recycling, transport, or handling of any Hazardous Material.

                  "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "EXHIBITS 1 THROUGH 4," inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

                  "FIRST BANKING CAPITAL STOCK" shall mean, collectively, the FIRST BANKING Common Stock and any other class or series of capital stock of FIRST BANKING.

                  "FIRST BANKING COMMON STOCK" shall mean the $1.00 par value common stock of FIRST BANKING.

                  "FIRST BANKING DISCLOSURE MEMORANDUM" shall mean the written information entitled "First Banking Company of Southeast Georgia Disclosure Memorandum" delivered prior to execution of this Agreement to WAYNE describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

                  "FIRST BANKING ENTITIES" shall mean, collectively, FIRST BANKING and all FIRST BANKING Subsidiaries.

                  "FIRST BANKING FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of FIRST BANKING as of September 30, 1998 and as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended September 30, 1998, and for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as filed by FIRST BANKING in SEC Documents, and (ii) the consolidated balance sheets of FIRST BANKING (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents filed with respect to periods ended subsequent to September 30, 1998.

                  "FIRST BANKING MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of FIRST BANKING and its Subsidiaries, taken as a whole, or (ii) the ability of FIRST BANKING Entities to perform their obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to savings associations, banks, and their holding companies, and (c) actions and omissions of FIRST BANKING (or any of its Subsidiaries) taken with the prior informed written Consent of WAYNE in contemplation of the transactions contemplated hereby.

                  "FIRST BANKING SUBSIDIARIES" shall mean the Subsidiaries of FIRST BANKING, which shall include the FIRST BANKING Subsidiaries described in
Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of FIRST BANKING in the future and held as a Subsidiary by FIRST BANKING at the Effective Time.

                  "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

                  "GBCC" shall mean the Georgia Business Corporation Code.

                  "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous constituent, hazardous waste, solid waste, special waste, regulated substance, or toxic substance (as those terms are listed, defined or regulated by any applicable Environmental Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement. removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

                  "HSR ACT" shall mean Section 7A of the Clayton Act, as added by Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

                  "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, inventions, and other intellectual property rights.

                  "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "KNOWLEDGE" as used with respect to a FIRST BANKING Entity (including references to being aware of a particular matter) shall mean those facts that are known or should reasonably have been known after due inquiry by the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such FIRST BANKING Entity. "Knowledge" as used with respect to a WAYNE Entity (including references to being aware of a particular matter) shall mean those facts that are actually known (with no obligation of inquiry) by the president and chief executive officer of such WAYNE Entity.

                  "LAW" shall mean any code, law (including common law), ordinance, regulation, decision, judicial interpretation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

                  "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

                  "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

                  "LITIGATION" shall mean any action, arbitration, cause of action. claim, complaint investigation hearing, criminal prosecution, governmental or other examination or other administrative or other proceeding relating to or affecting a Party, its business. its Assets (including Contracts related to it), or the transactions contemplated by this Agreement. but shall not include regular. periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

                  "NASD" shall mean the National Association of Securities Dealers, Inc.

                  "NASDAQ NATIONAL MARKET" shall mean the National Market System of the National Association of Securities Dealers Automated Quotations System.

                  "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

                  "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

                  "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

                  "PARTY" shall mean either WAYNE or FIRST BANKING, and "Parties" shall mean WAYNE and FIRST BANKING.

                  "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

                  "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

                  "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S- 4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by FIRST BANKING under the 1933 Act with respect to the shares of FIRST BANKING Common Stock to be issued to the shareholders of WAYNE in connection with the transactions contemplated by this Agreement.

                  "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the NASD, the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Georgia Department of Banking and Finance, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

                  "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

                  "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

                  "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

                  "SHAREHOLDERS MEETING" shall mean the meeting of the shareholders of WAYNE to be held pursuant to Section 8.3, including any adjournment or adjournments thereof.

                  "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either
(i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

                  "SURVIVING CORPORATION" shall mean FIRST BANKING as the surviving corporation resulting from the Merger.

                  "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

                  "TAX" or TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                  "WAYNE COMMON STOCK" shall mean the $1.00 par value common stock of WAYNE.

                  "WAYNE DISCLOSURE MEMORANDUM" shall mean the written information entitled "WAYNE Disclosure Memorandum" delivered prior to execution of this Agreement to FIRST BANKING describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto, unless it is clear from the disclosure of such information that it applies to other Sections.

                  "WAYNE ENTITIES" shall mean, collectively, WAYNE and all WAYNE Subsidiaries.

                  "WAYNE FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of WAYNE as of September 30, 1998, and as of December 31, 1997 and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for the three months ended September 30, 1998, and for the Fiscal year ended December 31, 1997, and (ii) the consolidated balance sheets of WAYNE (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) with respect to periods ended subsequent to September 30, 1998.

                  "WAYNE MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of WAYNE and its

Subsidiaries, taken as a whole, or (ii) the ability of WAYNE to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that an "WAYNE Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, and (c) actions and omissions of WAYNE (or any of its Subsidiaries) taken with the prior informed written Consent of FIRST BANKING in contemplation of the transactions contemplated hereby.

                  "WAYNE SUBSIDIARIES" shall mean the Subsidiaries of WAYNE, which shall include the WAYNE Subsidiaries described in Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of WAYNE in the future and held as a Subsidiary by WAYNE at the Effective Time.

                  (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

                  Allowance                                            Section 5.9
                  Certificates                                         Section 4.1
                  Closing                                              Section 1.2
                  Effective Time                                       Section 1.3
                  ERISA Affiliate                                      Section 5.15(c)
                  Exchange Agent                                       Section 4.1
                  Exchange Ratio                                       Section 3.1(b)
                  FIRST BANKING Benefit Plans                          Section 6.15(a)
                  FIRST BANKING ERISA Plan                             Section 6.15(a)
                  FIRST BANKING Pension Plan                           Section 6.15(a)
                  FIRST BANKING SEC Reports                            Section 6.5(a)
                  Indemnified Party                                    Section 8.14(a)
                  Merger                                               Section 1.1
                  Tax Opinion                                          Section 9.1(g)
                  WAYNE Benefit Plans                                  Section 5.15(a)
                  WAYNE Contracts                                      Section 5.16
                  WAYNE ERISA Plan                                     Section 5.15(a)
                  WAYNE Pension Plan                                   Section 5.15(a)
                  WAYNE SEC Reports                                    Section 5.5 (a)


                  (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

         11.2     EXPENSES.
                  (a) Except as otherwise provided in this Section 11.2, each Party shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel.

                  (b) If this Agreement is terminated by FIRST BANKING (i) pursuant to Sections 10.1(b), (c) or (d)(ii), or (ii) due to the failure of the condition in Section 9.2(e) solely because of the exercise of dissenters' rights by any director of WAYNE or any member of any such director's immediate family, WAYNE shall pay to FIRST BANKING an amount equal to the lesser of $100,000 or FIRST BANKING's actual out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

                  (c) If this Agreement is terminated by WAYNE pursuant to Sections 10.1(b) or (c), FIRST BANKING shall pay to WAYNE an amount equal to the lesser of $100,000 or WAYNE's actual out-of-pocket expenses incurred in connection with the transactions contemplated by this Agreement.

                  (d) Nothing contained in this Section 11.2 shall constitute or shall be deemed to constitute liquidated damages for the willful breach by a Party of the terms of this Agreement or otherwise limit the rights of the nonbreaching Party.

         11.3 BROKERS AND FINDERS. Except as set forth in Section 11.3 of the WAYNE Disclosure Memorandum with respect to Stevens & Company, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by WAYNE or by FIRST BANKING, each of WAYNE and FIRST BANKING, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

         11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. Nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

         11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of WAYNE Common Stock, there shall be made no amendment that, pursuant to the GBCC, requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of FIRST BANKING Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of WAYNE Common Stock will be exchanged for shares of FIRST BANKING Common Stock shall not be amended after the Shareholders' Meeting in a manner adverse to the holders of FIRST BANKING Common Stock without any requisite approval of the holders of the issued and outstanding shares of FIRST BANKING Common Stock entitled to vote thereon.

         11.6     WAIVERS.

                  (a) Prior to or at the Effective Time, FIRST BANKING, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by WAYNE, to waive or extend the time for the compliance or fulfillment by WAYNE of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of FIRST BANKING under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of FIRST BANKING.

                  (b) Prior to or at the Effective Time, WAYNE, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by FIRST BANKING, to waive or extend the time for the compliance or fulfillment by FIRST BANKING, of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of WAYNE under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of WAYNE.

                  (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

         11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

         11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                  WAYNE:             Wayne Bancorp, Inc.
                                     818 S. First Street
                                     Jesup, Georgia 31545
                                     Attention:  J. Ashley Dukes

            Copy to Counsel:         Nelson Mullins Riley & Scarborough, L.L.P.
                                     First Union Plaza, Suite 1400
                                     999 Peachtree Street, N.E.
                                     Atlanta, GA  30309
                                     Telecopy Number: (404) 817-6225
                                     Attention: Neil E. Grayson, Esq.

            FIRST BANKING:           First Banking Company of Southeast Georgia
                                     P.O. Box 878
                                     40 North Main Street
                                     Statesboro, Georgia 30458
                                     Attention:  James Eli Hodges

            Copy to Counsel:         Powell, Goldstein, Frazer & Murphy LLP
                                     Sixteenth Floor
                                     191 Peachtree Street, N.E.
                                     Atlanta, GA 30303
                                     Telecopy Number: (404) 572-5954
                                     Attention:  Walter G. Moeling IV, Esq.

         11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

         11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         11.11 CAPTIONS, ARTICLES AND SECTIONS. The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

         11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.

         11.13 ENFORCEMENT OF AGREEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

         IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.


                           FIRST BANKING COMPANY OF SOUTHEAST GEORGIA



                           By:      /s/ James Eli Hodges
                                   ----------------------------------------
                                    James Eli Hodges.
                                    President & Chief Executive Officer



                           WAYNE BANCORP, INC.



                           By:      /s/ J. Ashley Dukes
                                   ----------------------------------------
                                    J. Ashley Dukes
                                    Chairman of the Board